Starfighters Space Selects CBIZ CPAs P.C. as Independent Registered Public
Accounting Firm

Appointment supports Starfighters' growth as it expands its operations and public company capabilities

KENNEDY SPACE CENTER, Fla. - July 24, 2026 - Starfighters Space, Inc. ("Starfighters Space" or the "Company") (NYSE American: FJET), the space company operating the world's only commercial fleet of flight-ready Mach 2+ F-104 supersonic aircraft, today announced that, following a thorough evaluation process, its Audit Committee, with the approval of the Board of Directors has engaged CBIZ CPAs P.C. ("CBIZ CPAs") to serve as the Company's independent registered public accounting firm.

"Starfighters has a unique capability to play a larger role in the commercial space economy," said Tim Franta, CEO of Starfighters Space. "Realizing our goals requires the kind of financial discipline and oversight expected of a public company. CBIZ CPAs brings the experience, technical expertise and independence we were looking for in an auditor, and we're pleased to have their team on board."

Since becoming a public company in December of 2025, Starfighters has continued to execute on several key initiatives. The Company completed wind tunnel testing for its STARLAUNCH program, advanced the program into Critical Design Review with GE Aerospace, expanded operations in Midland, Texas, secured a $17.5 million strategic investment, and joined the Russell 3000® Index. In a short period of time, Starfighters has made tangible progress in building the business and advancing its commercial aerospace capabilities.

About Starfighters Space, Inc.

Starfighters Space, Inc. is a space company focused on high-speed flight operations, hypersonic testing, space research, pilot training, and future air-launch space capabilities. Operating from NASA's Kennedy Space Center in Florida, and at the Midland Air and Space Port in Texas, the Company maintains the world's only commercial fleet of flight-ready F-104 supersonic aircraft capable of sustained Mach 2+ operations.

Starfighters Space is advancing STARLAUNCH, its responsive airborne launch platform designed to support commercial, government, research, and national security-related missions. The Company's operational capabilities include payload deployment, airborne space testing, microgravity and high-speed flight environments, and reusable airborne launch infrastructure designed to support the evolving commercial space economy.

For more information, visit Starfighters Space.

Forward-Looking Statements

Except for statements of historical fact contained herein, the information presented in this press release constitutes "forward-looking statements" as such term is used in applicable United States securities laws. Forward-looking statements generally relate to future events or the Company's future financial or operational performance and may include statements regarding the proposed rule changes by the FAA relating to the regulation of supersonic flights, infrastructure expansion, mission readiness activities, commercial space development, hypersonic testing capabilities, future launch operations, operational scaling, and broader space market opportunities.

These forward-looking statements are based on current expectations, estimates, forecasts, and assumptions that involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. Factors that may cause actual results to differ materially include, but are not limited to, risks associated with the ability to obtain the necessary permits and regulatory approvals, launch licensing requirements, operational execution, development timelines, competitive market conditions, customer adoption, capital requirements, space and defense industry conditions, government contracting risks, macroeconomic conditions, and other risks detailed from time to time in the Company's filings with the SEC.

Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date made. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law. This press release shall not constitute an offer to sell or the solicitation of any offer to buy the Company's securities.

Contacts

Investors
investors@starfightersspace.com

Media
fjet@gateway-grp.com